UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2021

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway
San Rafael,	California	94903
(Address of principal executive offices)		(Zip Code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement to Severance Plan

On March 25, 2021, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) approved the Autodesk, Inc. Amended and Restated Severance Plan and Summary Plan Description (the “Autodesk Amended Severance Plan”). The Autodesk Amended Severance Plan amends and restates the Autodesk, Inc. Severance Plan and Summary Plan Description dated August 27, 2018 (the “2018 Plan”). The 2018 Plan was amended to include, in addition to involuntary termination benefits, certain benefits for Eligible Employees who voluntarily terminate employment with the Company for Qualified Retirement (as defined below). The Autodesk Amended Severance Plan is intended to qualify as a “Top Hat” plan for a select group of management or highly compensated employees under Title I of ERISA and a Top Hat Plan Statement will be filed with the Employee Benefits Security Administration.

The Autodesk Amended Severance Plan is intended to provide certain severance benefits to Eligible Employees (as defined below). Each of the Company’s executive officers and senior vice presidents who are designated by the Committee to participate in the Autodesk Amended Severance Plan are eligible for benefits under the Plan (the “Eligible Employee”). As of March 25, 2021, each of Debbie Clifford, Steven M. Blum and Pascal W. Di Fronzo have been designated by the Committee as Eligible Employees under the Autodesk Amended Severance Plan.

Severance Benefits

The severance benefits provided for an Eligible Employee’s termination without Cause (as defined in the Autodesk Amended Severance Plan), or an Eligible Employee’s termination for Good Reason (as defined in the Autodesk Amended Severance Plan), collectively (“Involuntary Termination”) remains the same as under the 2018 Plan. The Autodesk Amended Severance Plan does not amend the severance benefits provided pursuant to an Involuntary Termination.

The Autodesk Amended Severance Plan provides additional severance benefits for Eligible Employees who voluntarily terminate employment for Qualified Retirement. The Autodesk Amended Severance Plan defines a Qualified Retirement as a voluntary termination of employment by an Eligible Employee that meets either of the following requirements: (a) Eligible Employee’s combined total age plus years of employment with the Company is equal to or greater than 75 or (b) Eligible Employee is at least 55 years of age and completes at least 10 years of employment with the Company. If an Eligible Employee’s voluntary termination of employment is considered a Qualified Retirement, then, in addition to payment of accrued base salary, vacation and any previously awarded but unpaid bonus, the Eligible Employee shall be eligible to receive the following benefits under the Autodesk Amended Severance Plan:

•A lump-sum cash payment equal to the sum of (a) one and one-half (1.5) times the Eligible Employee’s Base Pay, (b) one and one-half (1.5) times the target annual cash bonus incentive amount under the Company’s annual cash bonus incentive plan applicable to Eligible Employee as in effect as of the Eligible Employee’s Qualified Retirement and (c) a pro-rata portion of the Eligible Employee’s target annual cash bonus incentive amount as in effect as of the Eligible Employee’s Qualified Retirement, for the fiscal year in which the Qualified Retirement occurs;
•accelerated vesting of the Eligible Employee’s time-based restricted stock units that would have become vested had the Eligible Employee remained continuously employed by the Company for an additional twelve (12) months following the Qualified Retirement;
•vesting of the Eligible Employee’s performance-based restricted stock units that would have become vested had the Eligible Employee remained continuously employed by the Company for an additional twelve (12) months following the Qualified Retirement, based on the extent to which the underlying performance criteria, with respect to such awards, are satisfied for such performance period;
•a taxable lump sum payment in an amount equal to eighteen (18) times the monthly premium that the Eligible Employee would be required to pay to continue their group health coverage if the Eligible Employee had made a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, including payment of an estimated tax gross-up as determined at the sole discretion of the Company; and
•any accrued obligations (as provided for in the Autodesk Amended Severance Plan).

Internal Revenue Code Section 280G

The Autodesk Amended Severance Plan does not provide for any excise tax or other tax “gross-up” payment. In the event that any payment or benefit payable to an Eligible Employee under the Autodesk Amended Severance Plan would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Internal Revenue Code of 1986, as

amended, then such payments and benefits will either be made and/or provided in full or shall be reduced such that the excise tax under Section 280G is not applicable, whichever is least economically disadvantageous to the Eligible Employee.

Conditions to Receipt of Severance

All payments and other benefits for a Qualified Retirement under the Autodesk Amended Severance Plan are subject to applicable withholding obligations, the Eligible Employee’s granting of a release of all claims, and compliance with certain confidentiality covenants.

Term

The Autodesk Amended Severance Plan will terminate automatically upon the completion of all payments (if any) under the terms of the Autodesk Amended Severance Plan. The Board may terminate or amend the Autodesk Amended Severance Plan at any time, in writing, without advance notice to any Eligible Employee. The Company may not, without an Eligible Employee’s written consent, amend or terminate the Autodesk Amended Severance Plan in any way, nor take any other action, that (i) prevents that Eligible Employee from becoming eligible for the severance benefits under the Plan, or (ii) reduces or alters, to the detriment of the Eligible Employee, the severance benefits payable, or potentially payable, to an Eligible Employee under the Autodesk Amended Severance Plan (including, without limitation, imposing additional conditions).

The foregoing summary of the Autodesk Amended Severance Plan is a general description only and is qualified in its entirety by reference to the full text of the Autodesk Amended Severance Plan, which is filed as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Autodesk, Inc. Amended and Restated Severance Plan and Summary Plan Description dated March 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By: /s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo EVP, Corporate Affairs, Chief Legal Officer and Secretary

Date:  March 29, 2021